QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-163709 of Guaranty Bancorp on Amendment No. 1 to Form S-3 of our report dated February 12, 2009 on the consolidated financial statements and the effectiveness of internal control over financial reporting of Guaranty Bancorp, which report appears in the Annual Report on Form 10-K of Guaranty Bancorp for the year ended December 31, 2008 and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe Horwath LLP

Sherman Oaks, California
January 28, 2010

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM